SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2003

Nash Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Item 5.    Other Events and Regulation FD Disclosure.

                On March 27, 2003, an amendment to the credit agreement between Nash Finch Company (the “Company”) and its bank lenders became effective.  The amendment extends from March 28, 2003 until June 15, 2003 the deadline for submission to the lenders of the Company’s audited fiscal 2002 financial statements.  In consideration for this amendment, the Company paid a fee to the bank lenders equal to 0.50% of the sum of their revolving loan commitments and aggregate outstanding term loans as of the effective date of the amendment.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	10.1	First Amendment, dated as of March 21, 2003, to Credit Agreement dated as of December 19, 2000

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY

Date: April 1, 2003	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and
Chief Financial Officer

NASH FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED MARCH 28, 2003

Exhibit No.	Description	Method of Filing

10.1	First Amendment, dated as of March 21, 2003, to Credit Agreement dated as of December 19, 2000	Filed herewith